EXHIBIT 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment Agreement”) is made and entered into as of June 30, 2006, by and among REWARDS NETWORK INC., a Delaware corporation (the “Borrower”), EACH LENDER SIGNATORY HERETO (collectively, the “Lenders” and individually each a “Lender”), EACH GUARANTOR SIGNATORY HERETO (as defined in the Credit Agreement (as defined below)), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (in such capacity, the “Agent”) and as the L/C Issuer.

WITNESSETH:

WHEREAS, Agent, the Lenders party thereto and the Borrower have entered into that certain Credit Agreement dated as of November 3, 2004 (as amended by that certain Amendment No. 1 and Waiver to Credit Agreement dated as of July 19, 2005, and as hereby and from time to time amended, restated, amended and restated, extended, supplemented or modified, the “Credit Agreement”; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have agreed to make and have made available to the Borrower a revolving credit facility in an aggregate principal amount not to exceed $25,000,000; and

WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, Borrower has requested, among other things, that (i) the Maturity Date under the Credit Agreement be extended to June 29, 2007, (ii) certain financial and other covenants contained in the Credit Agreement be amended or modified and (iii) certain other amendments and modifications to the Credit Agreement and a certain Schedule to the Credit Agreement be made, each in the manner set forth herein, and Agent and the Lenders, subject to the terms and conditions contained herein, are willing to effect such amendments and modifications on the terms and conditions contained in this Amendment Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement and Schedules. Subject to the terms and conditions set forth herein, the Credit Agreement and the Schedules attached thereto are hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to restate the definition of “Consolidated EBITDA” in its entirety to read as follows

“Consolidated EBITDA” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of net income, less income or plus loss from, in either case, discontinued operations and extraordinary items to the extent included in calculating net income, plus each of the following (without duplication), in each case to the extent deducted in calculating net income: (a) income taxes, (b) interest expense, (c) depreciation, depletion, and amortization, (d) goodwill impairment charges, (e) restructuring charges; provided that the maximum amount permitted to be added back to net income pursuant to subsection (e) above, shall not exceed $8,500,000 for any period, (f) all legal fees, costs and expenses with respect to the Source, Inc. litigation settlement and the cash amount of the Source, Inc. litigation settlement; provided that the maximum amount permitted pursuant to this clause (f) shall not exceed $1,500,000, and (g) in the event of settlement of Bistro Executive, Inc. et al v. Rewards Network Inc. (the “California Class Action Litigation”), all legal fees, costs and expenses incurred in the California Class Action Litigation and the cash amount of any settlement, subject to the terms and conditions as provided in a separate agreement in writing between Agent and Borrower.

(b) Section 1.01 of the Credit Agreement is hereby further amended to restate the definition of “Loan Documents” in its entirety to read as follows:

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Agent Fee Letter, the Guaranty and the side letter dated as of June 30, 2006 by and between Agent and Borrower.

(c) Section 1.01 of the Credit Agreement is hereby further amended to restate the definition of “Maturity Date” in its entirety to read as follows:

“Maturity Date” means June 29, 2007.

(d) Section 4.02 of the Credit Agreement is hereby amended by adding a new clause (d) to read as follows:

(d) Borrower shall have satisfied the requirements of Section 6.13(a).

(e) Section 6.12 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety.

(f) Section 6.13 of the Credit Agreement is hereby amended to restate clause (a) thereof in its entirety to read as follows:

(a) On or prior to the first Credit Extension made pursuant to the terms of this Agreement (the “Security Effective Date”), Borrower shall, and shall cause each Guarantor to, deliver to Agent each of the following:

(i) a Security Agreement duly executed by Borrower and each Guarantor (with all schedules thereto appropriately completed);

(ii) Uniform Commercial Code financing statements for filing in all places required by applicable law to perfect the Liens of Agent for the benefit of the Secured Parties under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of Agent for the benefit of the Secured Parties under the Security Instruments as a first priority Lien in and to such other Collateral as Agent may reasonably require; and

(iii) unless Agent expressly waives such requirement, an opinion or opinions of counsel to each Loan Party and addressed to Agent and each Lender as to the matters set forth concerning the Loan Parties and the Security Agreement (but excluding priority of the Liens granted therein) in form and substance reasonably acceptable to Agent.

(g) Section 7.06 of the Credit Agreement is hereby amended by adding a new clause (e), with appropriate punctuation changes, to read as follows:

(e) so long as no Default shall have occurred and be continuing, or would result therefrom, Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire for cash Equity Interests issued by it or make cash payments in accordance with the terms of the Subordinated Note Indenture in lieu of issuing shares of its common stock in connection with any event thereunder which triggers a conversion of the Subordinated Notes into common stock of Borrower, in each case, provided that (i) both immediately before and immediately after such payment, purchase, redemption or acquisition, the Leverage Ratio (giving pro forma effect thereto and to any incurrence of Indebtedness or change in Consolidated Net Indebtedness resulting therefrom) is less than 1.00 to 1.00, and (ii) upon giving pro forma effect to such action as of the date thereof and as of the last day of the most recently ended fiscal quarter of the Borrower, no Default would have occurred as a result thereof.

(h) Section 7.10 of the Credit Agreement is hereby amended to restate such Section in its entirety to read as follows:

7.10 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (a) such Acquisition is a De Minimis Acquisition and no Default or Event of Default shall exist either immediately prior to or immediately after giving effect to such De Minimis Acquisition, or (b) each of the following conditions has been satisfied with respect to such Acquisition: (i) such Acquisition is undertaken in accordance with all applicable Laws, (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, (iii) no Default or Event of Default shall exist either immediately prior to or immediately after giving effect to such Acquisition, and Borrower shall have furnished to Agent (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of Borrower and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition, and (B) a Compliance Certificate prepared on a historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to Section 6.01(a) or (b), giving effect to such Acquisition, which Compliance Certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iv) after giving effect to such Acquisition, Borrower and its Subsidiaries remain in compliance with Section 7.07, (v) immediately prior to and immediately after giving effect to such Acquisition (including any change in Consolidated Net Indebtedness after such Acquisition), the Leverage Ratio is less than 1.00 to 1.00, and (vi) after giving effect to any such Acquisition consummated as a merger with Borrower or a Guarantor, Borrower or such Guarantor shall be the continuing or surviving Person.

(i) Section 7.12 of the Credit Agreement is hereby amended by replacing the reference therein to “$10,000,000” with “$70,000,000”.

(j) Schedule 5.06 attached to the Credit Agreement is hereby amended to replace such Schedule with “Schedule 5.06” attached to this Amendment Agreement.

2. Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms, reaffirms and ratifies in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment Agreement and the amendments contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

3. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, each party hereto hereby acknowledges and agrees that the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

4. Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment Agreement, Borrower represents and warrants to Agent and the Lenders as follows:

(a) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4(a), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01(a) of the Credit Agreement;

(b) Since the date of the most recent financial reports of Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect;

(c) The Persons appearing as Guarantors on the signature pages to this Amendment Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to the Guaranty as a Guarantor;

(d) This Amendment Agreement has been duly authorized, executed and delivered by Borrower and Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(e) No Default or Event of Default exists or would result from the amendments provided herein.

5. Conditions to Effectiveness. The effectiveness of this Amendment Agreement and the amendments to the Credit Agreement provided herein are subject to the satisfaction of the following conditions precedent:

(a) Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to Agent:

(i) counterparts of this Amendment Agreement, duly executed by the Borrower, each Guarantor, Agent and each Lender; and

(ii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as Agent shall reasonably request; and

(b) all fees and expenses payable to Agent and the Lenders (including the fees and expenses of counsel to Agent) estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Upon satisfaction of the conditions set forth in this Section 5, this Amendment Agreement shall be effective as of the date hereof.

6. Entire Agreement. This Amendment Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant

Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

7. Counterparts. This Amendment Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy or electronic format (including .pdf) shall be effective as delivery of a manually executed original counterpart of this Amendment Agreement.

8. Governing Law. This Amendment Agreement shall in all respects be governed by, and construed in accordance with, the internal laws, including 735 ILCS Section 105/5-1 et seq., but otherwise without regard to the conflict of laws provisions, of the State of Illinois applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

9. Enforceability. Should any one or more of the provisions of this Amendment Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10. Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of Borrower, Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

11. Expenses. Without limiting the provisions of Section 10.04 of the Credit Agreement, Borrower agrees to pay all reasonable out of pocket costs and expenses (including without limitation reasonable legal fees and expenses) incurred before or after the date hereof by Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Amendment Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Credit Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

REWARDS NETWORK INC.

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Senior Vice President and Chief Financial Officer

GUARANTORS:

IDINE MEDIA GROUP INC.

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Senior Vice President and Treasurer

REWARDS NETWORK ESTABLISHMENT SERVICES INC.

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Senior Vice President and Treasurer

REWARDS NETWORK INTERNATIONAL, INC.

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Senior Vice President and Treasurer

REWARDS NETWORK SERVICES INC.

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Senior Vice President and Treasurer

TMNI INTERNATIONAL INCORPORATED

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Senior Vice President and Treasurer

RTR FUNDING LLC

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Senior Vice President and Treasurer

RESTAURANT CASH CALIFORNIA LLC

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Treasurer

FFA ACQUISITION CORP.

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Senior Vice President and Treasurer

RESTAURANT CASH LLC

By:	/s/ Christopher J. Locke
Name:	Christopher J. Locke
Title:	Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ David A. Johanson
Name:	David A. Johanson
Title:	Vice President

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Daniel Petrik
Name:	Daniel Petrik
Title:	Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Michael F. Perry
Name:	Michael F. Perry
Title:	Vice President